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                                                                   EXHIBIT 10.29

                            SECOND AMENDMENT TO THE
                   MORRISON RESTAURANTS INC. STOCK INCENTIVE
                  AND DEFERRED COMPENSATION PLAN FOR DIRECTORS


     THIS SECOND AMENDMENT is made this ____ day of March, 1996, by Morrison Restaurants Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company").


                              W I T N E S S E T H:
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     WHEREAS, the Company maintains the Morrison Restaurants Inc. Stock
Incentive and Deferred Compensation Plan for Directors, which is currently maintained under an amended and restated indenture which became effective as of September 28, 1994 (the "Plan");

     WHEREAS, pursuant to that certain plan of distribution approved and adopted by the Board of Directors of the Company, the Company contemplates the distribution to its stockholders of all of the outstanding shares of common stock, respectively, of Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. (the "Distributions");

     WHEREAS, the Company desires to amend the Plan to clarify how the Distributions will affect the payout of deferred compensation accounts established under the Plan for eligible directors and the treatment of options issued and outstanding under the Plan; and

     WHEREAS, the Board of Directors of the Company has duly approved and authorized this amendment to the Plan pursuant to the terms of that certain Agreement respecting Employee Benefits Matters to which the Company, Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. are parties;


     NOW, THEREFORE, the Company does hereby amend the Plan, effective immediately, as follows:

1. By deleting existing Section 1.1(f) in its entirety and by substituting therefor the following:

          "(f)  `Company' means Morrison Restaurants Inc., a Delaware
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     corporation, or its successor."

2. By deleting existing Section 1.1(r) in its entirety and by substituting therefor the following:

          "(r)  `Plan' means the Morrison Restaurants Inc. Stock Incentive and
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     Deferred Compensation Plan for Directors; provided, however, in the event
     Morrison Restaurants Inc. is replaced by a successor in interest, the title of the Plan shall thereafter be the name of the
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     successor in interest followed by the phrase `Stock Incentive and Deferred
     Compensation Plan for Directors'."

3.   By adding a new final sentence to Section 2.4 as follows:

     "A Participant shall cease to be eligible for continued participation in the Plan as of the date the Participant ceases to serve upon the Board of Directors."

4.   By adding a new final sentence to Section 3.2 as follows:

     "For purposes of this Section 3.2, a Participant shall not suffer a forfeiture of unvested shares and shall continue to vest in any such unvested shares as if he or she remained on the Board of Directors for any period of time following the effective date of the distributions of the common stock of Morrison Fresh Cooking, Inc. (`MFCI') and of Morrison Health Care, Inc. (`MHCI') to the stockholders of the Company (the `Distribution') during which the Participant continuously serves as a member of the board of directors of the Company, MFCI or MHCI."

5.   By adding a new final sentence to Section 5.4 as follows:

     "For purposes of this Section 5.4, a Participant shall not be considered to have ceased to be a member of the Board of Directors for any period of time following the effective date of the Distribution during which the Participant continuously serves as a member of the board of directors of the Company, MFCI or MHCI."

6. By deleting existing Section 7.1(a) in its entirety and by substituting therefor the following:

          "(a) The number of shares of Stock reserved with respect to Stock Incentives, the number of shares of Stock reserved for issuance upon the exercise of each outstanding Option and upon the vesting of each outstanding Restricted Stock Award and the exercise price of each outstanding Option shall be adjusted by the Committee for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or for the payment of a stock dividend (including, but not limited to, an extraordinary stock dividend such as a spin-off) to holders of outstanding shares of Stock or for any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company, with such adjustment to be made in such manner as the Committee determines, in its sole discretion, appropriately reflects the event."

7. By deleting existing Section 7.7 in its entirety and by substituting therefor the following:

          "7.7 `Choice of Law' The laws of the State of Georgia shall govern the
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Plan, to the extent not preempted by federal law."

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     This Second Amendment shall be submitted to the stockholders of the Company for their approval and, if such approval is not obtained, the adoption of this Second Amendment shall be deemed null and void and the Plan shall remain as in effect immediately prior to this Second Amendment.

     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Second Amendment.

     IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on the day and year first above written.

                              MORRISON RESTAURANTS INC.


                              By: ________________________________________

                              Title: _____________________________________

ATTEST:


By: ___________________________

Title:_________________________

         [CORPORATE SEAL]

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